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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2
                              AMENDMENT NUMBER THREE
                           SEC FILE NUMBER: 333-124632

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  SHEPARD INC.
                           ---------------------------
                 (Name of small business issuer in its charter)

   NEVADA                      1000                   Applied For
-------------      ---------------------------      ----------------
(State or         (Primary Standard Industrial      (I.R.S. Employer
jurisdiction of    Classification Code Number)      Identification No.)
incorporation or
organization)

                                  Shepard Inc.
                             Michael Eyre, President
                         470 Granville Street, Suite 318
                           Vancouver, British Columbia
                                 Canada V6C 1V5
                            Telephone: (604) 719-8129
                            Facsimile: (604) 688-8872
         --------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                            Val-U-Corp Services, Inc.
                       1802 North Carson Street, Suite 212
                           Carson City, Nevada, 89701
                             Telephone: 775-684-5708
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of
proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES     DOLLAR           OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock    $257,000          $0.10    $    257,000      $23.64
-----------------------------------------------------------------------

(1) Based on the last sales price on December 31, 2004
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION, Dated September 30, 2005

                                   PROSPECTUS
                                  SHEPARD INC.
                                2,570,000 SHARES
                                  COMMON STOCK
                              ----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                              ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. In order to have our shares quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



           The Date Of This Prospectus Is: September 30, 2005

                                Table Of Contents
                                      PAGE
Summary .......................................................  4
Risk Factors ..................................................  5
  -  If we do not obtain additional financing, our business
     will fail ................................................  5
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  6
  - Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail ................................................  6
  -  We need to continue as a going concern if our business is to succeed.  Our independent auditor has raised doubt about our ability to continue as a going concern................  7
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  7
  -  Even if we discover commercial reserves of precious metals on the CB-1 Property, we may not be able to
     successfully obtain commercial production ................  7
  -  Because our  directors  own 53.86% of our  outstanding
     stock, they could control and make corporate decisions that may be disadvantageous to other minority stockholders ..... 7
  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................  8
  -  Because management has no technical experience in mineral exploration, our business has a high risk of failure......  8
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  8
  -  A purchaser is purchasing penny stock which limits the
     ability to sell stock ....................................  8
Use of Proceeds ...............................................  9
Determination of Offering Price ...............................  9
Dilution ......................................................  9
Selling Securityholders .......................................  9
Plan of Distribution .......................................... 12
Legal Proceedings ............................................. 14
Directors, Executive Officers, Promoters and Control Persons.. 14 Security Ownership of Certain Beneficial Owners and Management 16
Description of Securities ..................................... 16
Interest of Named Experts and Counsel ......................... 17
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 18
Organization Within Last Five Years ........................... 18
Description of Business ....................................... 18
Plan of Operations ............................................ 23
Description of Property ....................................... 25
Certain Relationships and Related Transactions ................ 25
Market for Common Equity and Related Stockholder Matters ...... 25
Executive Compensation ........................................ 26
Financial Statements .......................................... 27
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure........................................... 43

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole exploration target, the CB-1 mineral claim located in the South Mining District, eight kilometers northeast of Yellowknife, Northwest Territories, Canada. We acquired a 100% interest, subject to a 2.5% production royalty, in the CB-1 claim from WGT Consultants
(NWT) Ltd., a private company owned by Peter Hill.

Our objective is to conduct mineral exploration activities on the CB-1 claim in order to assess whether it possesses economic reserves of gold. We have not yet identified any economic mineralization on the CB-1 claim. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on March 9, 2004, under the laws of the state of Nevada. We have not received any revenue since our inception and, as a result, our auditors have expressed doubt about our ability to continue as a going concern. In addition, our management has no technical experience in geology or mineral exploration and only devotes 20% of his business time to our affairs.

Our principal offices are located at 470 Granville Street, Suite 318, Vancouver, British Columbia, Canada. Our telephone number is (604)719-8129.

The Offering:

Securities Being Offered Up to 2,570,000 shares of common stock.

Offering Price               The selling shareholders will sell our
                             shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The  selling shareholders will  determine  when and
                             how they will sell the common stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the
                             2,570,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued
And to be Issued             5,570,000 shares of our common stock are issued and
                             outstanding as of the date of this prospectus.  All
                            of the common stock to be sold under this prospectus
                             will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the  sale  of
                             the common stock by the selling shareholders.

Absence of  Public Market    There is  currently no public market for our common
                             stock and no guarantee that one will develop. As a result, our shareholders may have difficulty finding purchasers for our stock when they wish to sell it and not receive value for their investment.


Summary Financial Information

Balance Sheet
                            December 31, 2004           June 30, 2005
                                 (audited)               (unaudited)

Cash                              $34,939                  $27,264
Total Assets                      $34,939                  $27,264
Liabilities                        $4,633                   $1,825
Total Stockholders' Equity        $30,306                  $25,439

Statement of Operations

                  From Incorporation on
             March 9, 2004 to June 30, 2005
                        (unaudited)

Revenue                   $     0
Net Loss and Deficit      ($9,561)

Our fiscal year end is December 31.


                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUT BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the CB-1 claim, and therefore we will need to obtain additional financing in order to complete our business plan. As of September 30, 2005, we had cash in the amount of $26,680. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the CB-1 claim. While we have sufficient funds to conduct the recommended phase one exploration program on the claim, which is estimated to cost $5,000, we will need additional funds to complete the $20,000 phase two exploration program. We will also require additional financing if the costs of the exploration of the CB-1 claim are greater than anticipated. Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be advances from related parties and joint venture or sale of a partial interest in the CB-1 claim to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the CB-1 claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on March 9, 2004 and to date have been involved primarily in organizational activities and the acquisition of the CB-1 claim. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to
exploration,   and  additional  costs  and  expenses  that  may  exceed  current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the CB-1 Property and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves of gold is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the CB-1 claim does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended December 31, 2004 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE CB-1 CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The CB-1 claim does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the CB-1 claim into commercial production. We may not be able to obtain such financing.

BECAUSE OUR DIRECTORS  OWN 53.86% OF OUR  OUTSTANDING  COMMON STOCK,  THEY COULD
MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 53.86% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE  OUR  PRESIDENT  HAS  OTHER  BUSINESS  INTERESTS,  HE MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Michael Eyre, only spends approximately 20% of his business time providing his services to us. While Mr. Eyre presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Eyre from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                               Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                          Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 2,570,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and pursuant to a mineral CB-1 Property purchase agreement. The shares include the following:

1. 2,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on September 23, 2004;

2. 70,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on September 30, 2004;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.

                                        Total Number
                                        Of Shares To   Total Shares  Percent
                                        Be Offered For Owned Upon    Owned Upon
Name Of                  Shares Owned   Selling        Completion    Completion
Selling                  Prior To This  Shareholders   Of This       Of This
Stockholder              Offering       Account        Offering      Offering
--------------------------------------------------------------------------------

M. Elaine Burns            100,000        100,000        Nil        Nil
2573 East Broadway
Vancouver, BC

Jim San Severino           100,000        100,000        Nil        Nil
1126 West 12th St., Ste 6
Vancouver, BC

Karin Christopher          100,000        100,000        Nil        Nil
1126 W 12th Ave, Ste 2
Vancouver, BC

Michael Loughlin           100,000        100,000        Nil        Nil
835 Younette Drive
West Vancouver, BC

Kelly Jordan               100,000        100,000        Nil        Nil
1308 West 50th Avenue
Vancouver, BC

Michael Sweeney            100,000        100,000        Nil        Nil
3018 Point Grey Road
Suite 2
Vancouver, BC

Jim Callaghen              100,000        100,000        Nil        Nil
1351 West 8th Avenue
Vancouver, BC

David Matzele              100,000        100,000        Nil        Nil
7322 Dr. Edward Street
Vancouver, BC

Norman Dumont              100,000        100,000        Nil        Nil
333 Wethersfield, Ste 106
Vancouver, BC

Tyrone McClay              100,000        100,000        Nil        Nil
1839 West 5th Ave, Ste 2
Vancouver, BC

Theresa Bajan              100,000        100,000        Nil        Nil
2509 McBain Avenue
Vancouver, BC

Gordon Burns               100,000        100,000        Nil        Nil
2173 East Broadway
Vancouver, BC

                                        Total Number
                                        Of Shares To   Total Shares  Percent
                                        Be Offered For Owned Upon    Owned Upon
Name Of                  Shares Owned   Selling        Completion    Completion
Selling                  Prior To This  Shareholders   Of This       Of This
Stockholder              Offering       Account        Offering      Offering
--------------------------------------------------------------------------------

Roberto Picchi             100,000        100,000        Nil        Nil
11 E 11th Ave, Ste 209
Vancouver, BC

Kaylee Waters              100,000        100,000        Nil        Nil
1308 West 50th Avenue
Vancouver, BC

Joanne Finlayson           100,000        100,000        Nil        Nil
2638 Charles Street
Vancouver, BC

Andrew Statham             100,000        100,000        Nil        Nil
5886 Falcon Road
West Vancouver, BC

Traci Deyrmenjian          100,000        100,000        Nil        Nil
4292 West 10th Avenue
Vancouver, BC

Andre Stephen              100,000        100,000        Nil        Nil
3985 Cambie St,Ste 1
Vancouver, BC

Andre Simon Gregorian      100,000        100,000        Nil        Nil
819 Hamilton St, Ste 1401
Vancouver, BC

Ara Simon Gregorian        100,000        100,000        Nil        Nil
1480 Esquimalt Ave, Ste 73
West Vancouver, BC

Gordon Sanders             100,000        100,000        Nil        Nil
20391 Westminster Highway
Richmond, BC

Heidi Herbers              100,000        100,000        Nil        Nil
253 Boyne Street
New Westminster, BC

Lisa Bacica                100,000        100,000        Nil        Nil
620 Queens Ave, Suite 56
New Westminster, BC

Aurelia Stoica             100,000        100,000        Nil        Nil
420 Granville St, Ste 316
Vancouver, BC

Artin Deyrmenjian          100,000        100,000        Nil        Nil
3415 West 15th Avenue
Vancouver, BC

Garo Deyrmenjian            10,000         10,000        Nil        Nil
4292 West 10th Avenue
Vancouver, BC

Tony Biamonte               10,000         10,000        Nil        Nil
620 Queens Ave, Ste 56
New Westminster, BC

Erin Williams               10,000         10,000        Nil        Nil
353 Hickey Drive
Coquitlam, BC

Roni-Lyn Sanders            10,000         10,000        Nil        Nil
353 Hickey Drive
Coquitlam, BC V3K 5Z5

                                        Total Number
                                        Of Shares To   Total Shares  Percent
                                        Be Offered For Owned Upon    Owned Upon
Name Of                  Shares Owned   Selling        Completion    Completion
Selling                  Prior To This  Shareholders   Of This       Of This
Stockholder              Offering       Account        Offering      Offering
--------------------------------------------------------------------------------


Jason Birmingham            10,000        10,000          Nil          Nil
212 Davie St, Suite 402
Vancouver, BC

Gerard Murphy               10,000        10,000          Nil          Nil
3803 West 26th Avenue
Vancouver, BC

Jeanette Murphy             10,000        10,000          Nil          Nil
3803 West 26th Avenue
Vancouver, BC

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 5,570,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years;

    (2)  has ever been one of our officers or directors; or

    (3)  is a broker-dealer or affiliate of a broker dealer.

                        Plan Of Distribution

There is currently no market for our common stock and we cannot give any assurance that the shares offered will have a market value. In addition, there is no guarantee that our shares may be resold at the offered price if and when an active secondary market might develop or that a public market for our shares may be sustained, even if developed.

We expect to make application to have our shares quoted for trading following the effective date of our registration statement. We must retain a market maker to file such an application on our behalf and address any comments from the NASD regarding the submission before our shares will be quoted for trading. While this process typically takes two to three months from the date the application is filed, there is no guarantee that we will be successful in obtaining the quotation.

We have not engaged a market maker to apply for quotation on the OTC Bulletin Board and can provide no assurance that we will find a market maker who will file the application.

While a quotation on the OTC Bulletin Board should increase our liquidity, there is no guarantee that stockholders will be able to sell our shares for an acceptable price.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $12,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
  *  contains a toll-free telephone number for inquiries on disciplinary actions
  * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
  * contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * details of the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 1802 North Carson Street, Suite 212, Carson City, Nevada, 89701.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director            Age

Michael Eyre                43
Glen MacDonald              56

Executive Officers:

Name of Officer              Age          Office
---------------------        -----        -------
Michael Eyre                 43           President and Chief
                                          Executive Officer

Glen MacDonald               56           Treasurer and Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Mr. Michael Eyre has acted as our President, chief executive officer, secretary, and as a director since our incorporation on March 9, 2004. Since September 1984, Mr. Eyre has acted as the owner and operator of Richmond Auto Sports, a Richmond, British Columbia based private business involved in the sale and lease of new and used automobiles.

Mr. Eyre does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Eyre intends to devote approximately 20% of his business time to our affairs.

Mr. Glen Macdonald has acted as our treasurer and as a director since our incorporation on March 9, 2004. Mr. MacDonald holds bachelor degrees in economics and geology from the University of British Columbia and has practiced his profession as a geologist for over 28 years. He is a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta and of the Association of Professional Engineers and Geoscientists of the Province of British Columbia. Mr. Macdonald currently acts as a director of the following Canadian reporting companies that are involved in mineral property exploration:

      Name of Company             Month of Directorship Commencement
      ---------------             ----------------------------------
      Dynamic Resources Corp.            September 1993
      AVC Venture Corp.                  November 1999
      Starfield Resources Inc.           January 1997
      Consolidated Goldwin Ventures Inc. March 1998
      Golden Cariboo Resources Ltd.      February 2000
      Thelon Ventures Ltd.               April 2002
      Maxim Resources Inc.               May 2002
      Otish Mountain Exploration Inc.    March 2003

Mr. MacDonald intends to devote approximately 10% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                   Amount of
Title of      Name and address                     beneficial     Percent
Class         of beneficial owner                  ownership      of class
--------------------------------------------------------------------------------

Common         Michael Eyre                          1,500,000      26.93%
Stock          President, Chief
               Executive Officer
               and a Director
               21320 Westminster Hwy, Ste 1100
               Richmond, B.C., Canada


Common         Glen MacDonald                        1,500,000      26.93%
Stock          Secretary, Treasurer
               and a Director
               1600 Beach Avenue, Suite 905
               Vancouver, BC, Canada

Common         All officers and directors            3,000,000      53.86%
Stock          as a group that consists of           shares
               two people

The percent of class is based on 5,570,000 shares of common stock issued and outstanding as of the date of this prospectus.

                         Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of September 30, 2005, there were 5,570,000 shares of our common stock issued and outstanding that are held by 34 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Batcher, Zarcone & Baker, LLP has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan & Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

William G. Timmins, a professional geologist, has prepared a geology report on the CB-1 mineral claim. His assessment of the property and his recommendations are included in this prospectus.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                   Organization Within Last Five Years

We were incorporated on March 9, 2004 under the laws of the state of Nevada. On that date, Michael Eyre and Glen MacDonald were appointed as our directors. As well, Mr. Eyre was appointed as our president and chief executive officer, while Mr. MacDonald was appointed as our secretary and treasurer.

Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition, and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We own a 100% beneficial interest in one mineral claim known as the CB-1 claim. There is no assurance that a commercially viable mineral deposit exists on the CB-1 claim. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the CB-1 claim. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results. One of our directors, Glen Macdonald, is a professional geologist and will be able to assess the recommendations of our independent geologist. While our president, Michael Eyre, does not have any professional training or technical credentials in mineral exploration, he is familiar with the industry as an investor.

Our plan of operation is to conduct exploration work on the CB-1 claim in order to ascertain whether it possesses economic quantities of gold. There can be no assurance that an economic mineral deposit exists on the CB-1 claim until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the CB-1 claims and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Conflict of Interest
--------------------

One of our directors, Glen Macdonald, is involved in non-company business ventures that involve mineral properties and exploration. As well, he is a director or officer of eight other mineral exploration companies.

Presently, our business plan is focused entirely on the CB-1 mineral property, so there is no expectation of any conflict between our business interests and those of Mr. Macdonald. However, possible conflicts may arise in the future if we seek to acquire interests in additional mineral properties. For example, we may seek an interest in a property that is owned by Mr. Macdonald. As well, we may seek an interest in a property that is owned by a company in which Mr. Macdonald has an interest or of which he is a director. We do not have any plans in this regard.

Our bylaws provide that each officer who holds another office or possesses property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as our officer shall, in writing, disclose to the president the fact and the nature, character and extent of the conflict and abstain from voting with respect to any resolution in which the officer has a personal interest. For example, if we propose to enter into a transaction in which Mr. Macdonald has a direct interest, he must disclose this interest to our other director, Mr. Eyre, at the board meeting to consider the transaction. Mr. Macdonald must then abstain from voting on the resolution to approve the transaction. Accordingly, in order for us to approve the transaction, Mr. Eyre would have to approve it. In making this decision, Mr. Eyre is required to act in the best interests of shareholders.

CB-1 Claim Purchase Agreement

On June 9, 2004, we entered into a mineral purchase and sale agreement with WGT Consultants (NWT) Ltd. of Vancouver, British Columbia, whereby they sold to us a 100% undivided right title and interest in one mineral claim, subject to a 2.5% production royalty, located in the South Mining District of the Northwest Territories, Canada. We acquired this interest in the CB-1 claim by paying WGT Consultants (NWT) Ltd. $2,500. WGT Consultants (NWT) Ltd. is an arm's length private company owned by Peter Hill.

Description, Location and Access

The CB-1 claim is located eight kilometres northeast of the town of Yellowknife in the South Mining District of the Northwest Territories. The CB-1 claim is accessible by taking Highway No.4, which crosses the northern boundary of the claim. The area has been permitted for mining in the past and grid power lines pass by the claim. The claim may be accessed by vehicle. The claim is centered approximately at 62.533(0)N and 114.195(0)W.

Topography on the CB-1 claim is rugged and surrounded by muskeg swamps and small lakes. A mix of jack pine, black spruce, tamarack and birch trees are on the property as well as alder trees and willow bushes which are found in the swamp areas. The property ranges from 195 meters above sea level at Hay Lake on the south side of the claim to 245 meters on the claim itself.

Climate in the region of the CB-1 claim is warm during the summer and cold in the winter. Snow begins accumulating in October and lasts until April.

Title to the CB-1 Claim

The CB-1 claim consists of one mineral claim comprising 205 acres. A "mineral claim" refers to a specific section of land over which a title holder owns rights to exploration to ground. Such rights may be transferred or held in trust.

Claim details are as follows:

Claim Name          Claim Number    Date of Staking           Expiry Date

 CB-1                  F90256       November 10, 2004       November 10, 2005

In order to extend the expiry date relating to each claim by one year, we must spend at least $410 on the exploration of each claim by November 10, 2005. Thereafter, we must spend at least $2.00 per acre per year on the exploration of each claim in order to extend the expiry date by a year.

Mineralization

The CB-1 claim consists of a number of quartz veins cutting turbidites, deep marine rock layers formed as a result of sediment transport by water currents, mainly within 1.5 kilometers east of a regional fault. The main vein can be traced for approximately 700 meters and is truncated at its east end by a fault. Roughly 160 meters south is of its west end is the sub-parallel, 240 meter long vein. A further 160 meters south is a third vein that is 160 meters in length. A vein is a regularly shaped and lengthy occurrence of mineralization

The mineralogy of the veins is similar, consisting of light to dark grey quartz. Quartz is a common rock-forming mineral consisting of silicon and oxygen, which is often associated with gold deposits. Concentrations of sulphides are present in the rock, as well as occurrences of copper and gold. Sulphide minerals are, by definition, a compound of sulphur and another element, such as iron. They are often found in proximity to mineral deposits.

Exploration History

Between 1936 and 1942, Teck-Cominco conducted exploration on the CB-1 claim including trenching, geological mapping and diamond drilling. Treminco conducted further exploration including mapping, trenching, sampling and drilling between 1984 and 1986. Mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analysed for mineral content. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

In May 2005, the vendor of the CB-1 claim, WGT Consultants (NWT) Ltd., retained Mr. William G. Timmins, a professional geologist, to complete an evaluation of the claim and to sample vein mineralization in old trenches on three different veins.

Geological Assessment Report: CB-1 Property

We retained Mr. William G. Timmins, a professional geologist, to complete an evaluation of the CB-1 claim and to prepare a geology report on the claim. Based on his review, Mr. Timmins concludes that the CB-1 claim warrants further exploration, given gold values recovered from grab samples taken from the property. Grab samples are pieces of rock or soil that a geologist gathers for mineral testing because they appear to contain valuable mineralization.

Mr. Timmins recommends an initial exploration program consisting of two phases:

Phase I would consist of a geological study of the claim, which would include a review of previous exploration data relating to the CB-1 claim. Phase I would take approximately one month to complete and would cost approximately $5,000.

Phase II would consist of geophysical test surveys and geological mapping based on the results of the phase I review. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the merit of properties. Phase II would take approximately two months to complete and would cost approximately $20,000.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

   -        Water discharge will have to meet water standards;

   -        Dust generation will have to be minimal or otherwise re-mediated;

   - Dumping of material on the surface will have to be re-contoured and re-vegetated;

   - An assessment of all material to be left on the surface will need to be environmentally benign;

   - Ground water will have to be monitored for any potential contaminants;

   - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

   - There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our plan of operation for the next twelve months is to complete the recommended phase one and two exploration programs on the CB-1 claim consisting of a geological study of the claim, geophysical test surveys and geological mapping. We anticipate that these exploration programs will cost approximately $5,000 and $20,000 respectively. The anticipated budget for the phase one program is as follows:

         Geological Study by Geologist             $ 3,500
         Report writing/consulting                 $ 1,500

         Total                                     $ 5,000

The anticipated budget for the phase two program is as follows:

         Geophysical survey                        $16,000
         Follow-up Mapping                         $ 1,500
         Report writing/consulting                 $ 1,500
         Operating Supplies                        $ 1,000

         Total                                     $20,000

To date, we have not commenced exploration on the CB-1 claims.

We plan to commence the phase one exploration program on the CB-1 claim in the fall of 2005. The program should take approximately up to a one month to complete. We will then undertake the phase two work program during the spring of 2006. This program will take approximately two months to complete.

Although we do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program, Mr. William Timmins, the author of the geology report on the CB-1 claim has indicated that he is willing to oversee the exploration programs on the property.

As well, we anticipate spending an additional $15,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations. We anticipate that these expenses will include the following:

Transfer Agent fees                                         $1,000
Accounting and auditing fees and expenses                   $5,000
Legal fees and expenses                                     $5,000
Edgar filing fees                                           $1,500
General office costs                                        $2,500

Total expenditures over the next 12 months are therefore expected to be $40,000.

While we have enough funds to complete the phase I exploration program on the CB-1 claim, we will require additional funding in order to cover anticipated administrative expenses and phase II exploration program costs. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through June 30, 2005

We have not earned any revenues from our incorporation on March 9, 2004 to June 30, 2005. We do not anticipate earning revenues unless we enter into commercial production on the CB-1 claim, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the CB-1 claim, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $9,561 for the period from our inception on March 9, 2004 to June 30, 2005. These operating expenses were comprised of exploration expenses of $2,053, professional fees of $6,381, regulatory fees of $620 and office and sundry expenses of $507.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

                       Description Of Property

We own the mineral exploration rights relating to the CB-1 mineral claim. We do not own any real property interest in the CB-1 claim or any other property.

            Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Our sole promoter, Michael Eyre;
  *  Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,  we  have  34  registered
shareholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock are available for resale to the public after May 7, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 55,700 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended December 31, 2004 and the three-month period ended March 31, 2005.

                         Annual Compensation

                                       Other Restricted Options/ LTIP Other
                                             Stock    * SARs  payouts Comp
Name       Title    Year Salary Bonus  Comp. Awarded    (#)            ($)
---------------------------------------------------------------------------
Michael    Pres.    2005   $0     0      0      0         0            0
Eyre       CEO,     2004   $0     0      0      0         0            0
           & Dir.

Glen       Sec.     2005   $0     0      0      0         0            0
MacDonald  & Treas. 2004   $0     0      0      0         0            0


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We  do  not  have  any  employment or consulting agreement with our directors or
officers.   We  do  not pay Mr. Eyre or Mr. MacDonald any amount for acting as a director of the Company.

Financial Statements

Index to Financial Statements:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending December 31, 2004 (our fiscal year end), including:

  a. Balance Sheet;
  b. Statement of Operations;
  c. Statement of Cash Flows;
  d. Statement of Stockholders' Equity; and
  e. Notes to Financial Statements

3. Unaudited  financial   statements  for  the  period  ending  June  30,  2005,
   including:

  a. Balance Sheet;

  b. Statement of Operations

  c. Statement of Cash Flows; and

  d. Statement of Stockholders' Equity;

  e. Notes to Financial Statements

                                  SHEPARD INC.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS


                                DECEMBER 31, 2004

                                                        [MORGAN]
                                                      & [COMPANY]
                                                    [Chartered Accountants]
                                                          [Logo]


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Shareholders and Directors
Shepard Inc.
(An exploration stage company)


We have audited the accompanying balance sheet of Shepard Inc. (an exploration stage company) as at December 31, 2004 and the related statements of operations, cash flows, and stockholders' equity for the period from March 9, 2004 (date of inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The Company has not generated significant revenues or profits to date. This factor, among others, may indicate the Company will be unable to continue as a going concern. The Company's continuation as a going concern depends upon its ability to generate sufficient cash flow to conduct its proposed operations and its ability to obtain additional sources of capital and financing. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2004 and the results of its operations and its cash flows for the period from March 9, 2004 (date of inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Vancouver, Canada                                          /s/ Morgan & Company

January 20, 2005                                          Chartered Accountants




Tel: (604) 687-5841            Member of           P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075              ACPA         Suite 1488-700 West Georgia Street
www.morgan-cas.com           International               Vancouver, B.C. V7Y 1A1

                                  SHEPARD INC.
                         (An Exploration Stage Company)

                                  BALANCE SHEET

                                DECEMBER 31, 2004

--------------------------------------------------------------------------------------------------------------------
ASSETS

Current
     Cash and cash equivalents                                                                      $      34,939
====================================================================================================================

LIABILITIES

Current
     Accounts payable and accrued liabilities                                                       $       4,633
                                                                                                    ----------------

SHAREHOLDERS' EQUITY

Share Capital
     Authorized:
         75,000,000 common shares with a par value of $0.001

     Issued:
          5,570,000 common shares                                                                           5,570

     Additional paid-in capital                                                                            29,430

Deficit Accumulated During The Development Stage                                                           (4,694)
                                                                                                    ----------------
                                                                                                           30,306
                                                                                                    ----------------

                                                                                                    $      34,939
====================================================================================================================








                             See accompanying notes

                                  SHEPARD INC.
                         (An Exploration Stage Company)

                             STATEMENT OF OPERATIONS

-------------------------------------------------------------------------------------------------------------------
                                                                                 PERIOD FROM        PERIOD FROM
                                                                                   DATE OF            DATE OF
                                                                                ORGANIZATION         INCEPTION
                                                                                   MARCH 9            MARCH 9
                                                                                   2004 TO            2004 TO
                                                                                 DECEMBER 31        DECEMBER 31
                                                                                    2004                2004
-------------------------------------------------------------------------------------------------------------------
     Expenses
     Exploration expenses                                                    $          2,053     $      2,053
     Office and sundry                                                                    426              426
     Professional fees                                                                  2,215            2,215
                                                                             -------------------- -----------------

     Loss For The Period                                                     $         (4,694)    $     (4,694)
===================================================================================================================

     Loss Per Share                                                          $         (0.00)
=================================================================================================

     Weighted Average Number Of Shares Outstanding                                  3,707,339
=================================================================================================








                             See accompanying notes

                                  SHEPARD INC.
                         (An Exploration Stage Company)

                             STATEMENT OF CASH FLOWS

------------------------------------------------------------------------------------------------------------------
                                                                                 PERIOD FROM        PERIOD FROM
                                                                                   DATE OF            DATE OF
                                                                                 ORGANIZATION        INCEPTION
                                                                                   MARCH 9            MARCH 9
                                                                                   2004 TO            2004 TO
                                                                                 DECEMBER 31        DECEMBER 31
                                                                                     2004               2004
------------------------------------------------------------------------------------------------------------------

     Cash Flows From Operating Activity
     ----------------------------------
     Loss for the period                                                      $      (4,694)      $     (4,694)

     Changes in non-cash working capital items
         Accounts payable and accrued liabilities                                     4,633              4,633
                                                                              -------------------------------------
                                                                                        (61)               (61)
                                                                              -------------------------------------

     Cash Flows From Financing Activity
     ----------------------------------
     Issue of share capital                                                          35,000             35,000
                                                                              -------------------------------------

     Increase In Cash And Cash Equivalents, End Of Period                     $      34,939       $     34,939
===================================================================================================================









                             See accompanying notes

                                  SHEPARD INC.
                         (An Exploration Stage Company)

                        STATEMENT OF SHAREHOLDERS' EQUITY

                                DECEMBER 31, 2004

                                                            COMMON STOCK                      DEFICIT
                                             --------------------------------------------   ACCUMULATED
                                                                            ADDITIONAL        DURING THE
                                                                             PAID-IN         DEVELOPMENT
                                                 SHARES        AMOUNT        CAPITAL            STAGE             TOTAL
                                             ------------------------------------------------------------------------------
May 2004 - Shares issued at $0.001              3,000,000    $    3,000   $       -       $       -           $      3,000
September 2004 - Shares issued at $0.01
                                                2,500,000         2,500         22,500            -                 25,000
September 2004 - Shares issued at $0.10
                                                   70,000            70          6,930            -                  7,000
Loss for the period                                     -             -              -          (4,694)             (4,694)
                                             ------------------------------------------------------------------------------

Balance, December 31, 2004                      5,570,000    $    5,570   $     29,430    $     (4,694)       $     30,306
                                             ==============================================================================









                             See accompanying notes

                                  SHEPARD, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2004
                            (Stated in U.S. Dollars)



1.   NATURE AND CONTINUANCE OF OPERATIONS

     Organization

     The Company was incorporated in the State of Nevada, U.S.A., on March 9, 2004.

     Exploration Stage Activities

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The Company commenced its exploration stage activities by acquiring an exploration prospect in the mining sector.

     Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $4,694 for the period from inception, March 9, 2004, to December 31, 2004 and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral property interests. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)  Use of Estimates and Assumptions

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     b)  Cash and Cash Equivalents

         Cash and cash equivalents consist of all cash balances and all highly liquid investments purchased with a maturity of three months or less.

                                  SHEPARD, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2004
                            (Stated in U.S. Dollars)



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     c)  Exploration Activities

         The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

     d)  Foreign Currency Translation

         The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

         i) monetary items at the rate prevailing at the balance sheet date;
         ii)      non-monetary items at the historical exchange rate;
         iii) revenue and expense at the average rate in effect during the applicable accounting period.

         Gains or losses on foreign currency translation are included in the statement of operations.

     e)  Fair Value of Financial Instruments

         The carrying value of cash and cash equivalents, and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company's financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

     f)  Income Taxes

         Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for taxable temporary differences, and operating loss, tax credit carryforwards and deferred tax liabilities are recognized for deductible temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.

                                  SHEPARD, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2004
                            (Stated in U.S. Dollars)



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     g)  Basic and Diluted Net Loss Per Share

         The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders by the weighted average number of shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The Company has no potentially issuable common stock at December 31, 2004.

     h)  Stock Based Compensation

         The Company accounts for stock based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25 - "Accounting for Stock Issued to Employees" (APB No.
         25) and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123 - "Accounting for Stock Based Compensation" (SFAS No. 123). Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and rateably for future services over the option vesting period.

     i)  Comprehensive Loss

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2004, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

     j)  New Accounting Standards

         Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.

                                  SHEPARD, INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2004
                            (Stated in U.S. Dollars)



3.   MINERAL PROSPECT

     Pursuant to an agreement (the "Agreement") dated June 9, 2004, the Company has acquired a 100% interest, subject to a 2.5% production royalty, in a mineral prospect located in the Northwest Territories, Canada, for cash consideration of CDN$2,500. Since the Company has not established the commercial feasibility of the mineral claims, the acquisition costs have been expensed.


4.   COMMON STOCK

     During the period from March 9, 2004 (inception) to December 31, 2004, the Company issued a total of 5,570,000 common shares for total cash proceeds of $35,000.

     At December 31, 2004, there were no outstanding stock options or warrants.

                                  SHEPARD INC.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS

                                  JUNE 30, 2005
                                   (Unaudited)
                            (Stated in U.S. Dollars)

                                  SHEPARD INC.
                         (An Exploration Stage Company)

                                  BALANCE SHEET
                                   (Unaudited)
                            (Stated in U.S. Dollars)

--------------------------------------------------------------------------------------------------------------------
                                                                                     JUNE 30         DECEMBER 31
                                                                                       2005             2004
--------------------------------------------------------------------------------------------------------------------
ASSETS

Current
     Cash and cash equivalents                                                    $  27,264       $  34,939
====================================================================================================================

LIABILITIES

Current
     Accounts payable and accrued liabilities                                     $  1,825        $  4,633
                                                                                  ----------------------------------

SHAREHOLDERS' EQUITY

Share Capital
     Authorized:
         75,000,000 common shares with a par value of $0.001

     Issued:
          5,570,000 common shares                                                    5,570           5,570
                                                                                     -----           -----
     Additional paid-in capital                                                      29,430          29,430
                                                                                     ------          ------
Deficit Accumulated During The Exploration Stage                                     (9,561)         (4,694)
                                                                                  ----------------------------------
                                                                                     25,439          30,306
                                                                                  ----------------------------------

                                                                                  $  27,264       $  34,939
====================================================================================================================




                             See accompanying notes

                                  SHEPARD INC.
                         (An Exploration Stage Company)

                             STATEMENT OF OPERATIONS
                                   (Unaudited)
                            (Stated in U.S. Dollars)

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     CUMULATIVE
                                                                                                                    PERIOD FROM
                                                                                                                     INCEPTION
                                                                                                                      MARCH 9
                                                 THREE MONTHS ENDED                    SIX MONTHS ENDED               2004 TO
                                                      JUNE 30                               JUNE 30                   JUNE 30
                                                2005              2004              2005               2004             2005
--------------------------------------------------------------------------------------------------------------------------------
Expenses
     Exploration expenses                $      -             $     -          $       -           $     -            $  2,053
     Office and sundry                         44                  13                 81                13                 507
     Professional fees                      1,636                   -              4,166                 -               6,381
     Regulatory fees                          620                   -                620                 -                 620
                                         ---------------------------------------------------------------------------------------

Loss For The Period                      $ (2,300)            $   (13)         $  (4,867)          $   (13)           $ (9,561)
================================================================================================================================


Loss Per Share                           $  (0.00)           $  (0.00)         $   (0.00)           $   (0.00)
===================================================================================================================


Weighted Average Number
-----------------------                 5,570,000             861,878          5,570,000         1,714,286
Of Shares Outstanding
===================================================================================================================



                             See accompanying notes

                                  SHEPARD INC.
                         (An Exploration Stage Company)

                             STATEMENT OF CASH FLOWS
                                   (Unaudited)
                            (Stated in U.S. Dollars)

--------------------------------------------------------------------------------------------------------------------
                                                                                                     PERIOD FROM
                                                                                                      INCEPTION
                                                                                                       MARCH 9
                                                                         SIX MONTHS ENDED              2004 TO
                                                                              JUNE 30                  JUNE 30
                                                                        2005            2004            2005
--------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
Loss for the period                                                $   (4,867)    $    (13)       $  (9,561)

Changes in non-cash working capital items
Accounts payable and accrued liabilities                               (2,808)         -              1,825
                                                                   -------------------------------------------------
                                                                       (7,675)         (13)          (7,736)
                                                                   -------------------------------------------------

Cash Flows From Financing Activity
Issue of share capital                                                 -             3,000           35,000
                                                                   -------------------------------------------------

Increase (Decrease) In Cash And Cash
------------------------------------                                   (7,675)       2,987           27,264
 Equivalents During The Period

Cash And Cash Equivalents, Beginning Of
---------------------------------------                                34,939            -                -
Period
                                                                   -------------------------------------------------

Cash And Cash Equivalents, End Of Period                           $   27,264     $  2,987        $  27,264
====================================================================================================================


Supplementary Disclosure Of Cash Flow
-------------------------------------------------------------------------------
Information
Cash paid for:
Interest                                                           $        -     $      -        $       -
Income taxes                                                       $        -     $      -        $       -
====================================================================================================================



                             See accompanying notes

                                  SHEPARD, INC.
                         (An Exploration Stage Company)

                          NOTE TO FINANCIAL STATEMENTS

                                  JUNE 30, 2005
                                   (Unaudited)
                            (Stated in U.S. Dollars)


1.   BASIS OF PRESENTATION

     The unaudited financial statements of the Company at June 30, 2005, and for the six month period then ended, include the accounts of the Company, and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim statements under the rules and regulations of the Securities and Exchange Commission ("SEC"). Accounting policies used in fiscal 2005 are consistent with those used in fiscal 2004. The results of operations for the six months ended June 30, 2005 are not necessarily indicative of the results for the entire fiscal year ending December 31, 2005. These interim financial statements should be read in conjunction with the financial statements for the fiscal year ended December 31, 2004 and the notes thereto included in the Company's Form 10-KSB. The financial statements have been prepared in accordance with generally accepted accounting principles in the United States.

                Changes In And Disagreements With Accountants on
                       Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                Part II

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

         (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

         (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

         (3) a transaction from which the director derived an improper personal profit; and

         (4)      willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

         (1) such indemnification is expressly required to be made by law;

         (2)      the proceeding was authorized by our Board of Directors;

         (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

         (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $     23.64
Transfer Agent fees                                         $  1,000.00
Accounting and auditing fees and expenses                   $  5,000.00
Legal fees and expenses                                     $  5,000.00
Edgar filing fees                                           $  1,500.00
                                                            -----------
Total                                                       $ 12,523.64
                                                            ===========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


Recent Sales Of Unregistered Securities

We completed an offering of 3,000,000 shares of our common stock at a price of $0.001 per share to a total of two purchasers on May 7, 2004. The total amount received from this offering was $3,000. Of these shares, 1,500,000 were sold to Mr. Michael Eyre and 1,500,000 were sold to Mr. Glen MacDonald. Mr. Eyre is our president, chief executive officer and a director. Mr. MacDonald is our secretary, treasurer and a director. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 2,500,000 shares of our common stock at a price of $0.01 per share to a total of twenty-five purchasers on September 23, 2004. The total amount received from this offering was $2,500,000. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

         Name of Subscriber                                   Number of Shares
         ------------------                                   ----------------
         M. Elaine Burns                                      100,000
         Jim San Severino                                     100,000
         Karin Christopher                                    100,000
         Michael Loughlin                                     100,000
         Kelly Jordan                                         100,000
         Michael Sweeney                                      100,000
         Jim Callaghen                                        100,000
         David Matzele                                        100,000
         Andre Stephen                                        100,000
         Traci Deyrmenjian                                    100,000
         Andrew Statham                                       100,000
         Joanne Finlayson                                     100,000
         Kaylee Waters                                        100,000
         Roberto Picchi                                       100,000
         Gordon Burns                                         100,000
         Theresa Bajan                                        100,000
         Tyrone McClay                                        100,000
         Norman Dumont                                        100,000
         Artin Deyrmenjian                                    100,000
         Aurelia Stoica                                       100,000
         Lisa Bacica                                          100,000
         Heidi Herbers                                        100,000
         Gordon Sanders                                       100,000
         Ara Simon Gregorian                                  100,000
         Andre Simon Gregorian                                100,000

We completed an offering of 70,000 shares of our common stock at a price of $0.10 per share to a total of seven purchasers on September 30, 2004. The total amount received from this offering was $7,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

      Name of Subscriber                             Number of Shares
      ------------------                             ----------------
         Garo Deyrmenjian                                     10,000
         Tony Biamonte                                        10,000
         Erin Williams                                        10,000
         Roni-Lyn Sanders                                     10,000
         Jason Birmingham                                     10,000
         Gerard Murphy                                        10,000
         Jeanette Murphy                                      10,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.


                             Exhibits
Exhibit
Number             Description


                             Exhibits
Exhibit
Number             Description

  3.1*            Articles of Incorporation
  3.2*            Bylaws
  5.1**           Legal opinion of Batcher, Zarcone & Baker, LLP, with
                  consent to use
 10.1*            Mineral claim purchase agreement dated
                  June 9, 2004
 23.1             Consent of Morgan & Company, Chartered Accountants
 23.2*            Consent of William G. Timmins, with consent to use
 99.1*            Location map

*  filed as an exhibit to our SB-2 dated May 4, 2005
** filed as an exhibit to our SB-2 dated September 7, 2005

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
      (c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

n accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on September 30, 2005.

                                            Shepard Inc.

                                            By: /s/ Michael Eyre
                                            ------------------------------
                                            Michael Eyre
                                            President, Chief Executive Officer
                                            and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/s/ Michael Eyre           President, Chief Executive        September 30, 2005
--------------------       Officer and Director
Michael Eyre

/s/ Glen MacDonald         Treasurer, secretary,             September 30, 2005
-----------------------    principal accounting
Glen MacDonald             officer, principal
                           financial officer
                           and director